Exhibit 99.1

Media contact	Investor contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Strong First-Quarter 2017 Financial Results

•	Average daily volume reached a record 17.1 million contracts, including records in Interest Rates, Metals, Interest Rate Options and Equity Options

CHICAGO, April 27, 2017 - CME Group Inc. (NASDAQ: CME) today reported revenue of $929 million and operating income of $601 million for the first quarter of 2017. Net income was $400 million and diluted earnings per share were $1.18. On an adjusted basis, net income was a record $416 million and diluted earnings per share were a record $1.22. Financial results presented on an adjusted basis for the first quarters of 2017 and 2016 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
“At a time of increased global uncertainty, our diverse products and product extensions provide customers with highly effective ways to manage risks across all major asset classes,” said CME Group Chairman and Chief Executive Officer Terry Duffy.  “This is reflected in our record first-quarter results, which included our largest quarterly average daily volume ever, with record volumes in interest rate futures and options, metals futures and equity options.  Our success is further evidenced by the record open interest of more than 123 million contracts we hit during the first quarter.  At the same time, we continue to focus on operational efficiency and expense discipline.  This gives us the opportunity to invest in our long-term growth initiatives while returning excess cash to our shareholders.”

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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First-quarter 2017 average daily volume was a record 17.1 million contracts, up 1 percent compared with first-quarter 2016. Clearing and transaction fee revenue was $792 million, down 1 percent compared with first-quarter 2016. First-quarter 2017 total average rate per contract was 73.1 cents, flat with fourth-quarter 2016. Market data revenue was $97 million, down 5 percent compared with the first quarter last year.

As of March 31, 2017, the company had $1.4 billion of cash and marketable securities and $2.2 billion of long-term debt. The company paid dividends during the first quarter of $1.3 billion, consisting of the annual variable dividend for 2016 of $1.1 billion and the regular first-quarter dividend of $223 million. The company has returned more than $7.7 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.
CME Group will hold a conference call to discuss first-quarter 2017 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform, its trading facilities in New York and Chicago, and through its London-based CME Europe derivatives exchange.  CME Group also operates one of the world’s leading central counterparty clearing providers through CME Clearing and CME Clearing Europe, which offer clearing and settlement services across asset classes for exchange-traded contracts and over-the-counter derivatives transactions.  These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc. CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. KCBOT, KCBT and Kansas City Board of Trade are trademarks of The Board of Trade of Kansas City, Missouri, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in regulations, including the impact of any changes in laws or government policy with respect to our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; changes in price levels and volatility in the derivatives markets and in underlying equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our strategy for acquisitions, investments and alliances; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or repeal of the 60/40 tax treatment of such transactions; and the unfavorable resolution of material legal proceedings. For a detailed discussion of these and other factors that might affect our performance, see our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q.

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,287.8	$1,868.6
Marketable securities	87.1	83.3
Accounts receivable, net of allowance	426.6	364.4
Other current assets (includes $30.0 in restricted cash)	145.8	171.7
Performance bonds and guaranty fund contributions	44,421.2	37,543.5
Total current assets	46,368.5	40,031.5
Property, net of accumulated depreciation and amortization	411.6	425.2
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,417.8	2,441.8
Goodwill	7,569.0	7,569.0
Other assets (includes $62.4 and $61.7 in restricted cash)	1,533.8	1,726.6
Total Assets	$75,476.0	$69,369.4
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$38.4	$26.2
Other current liabilities	345.2	1,376.7
Performance bonds and guaranty fund contributions	44,421.2	37,542.7
Total current liabilities	44,804.8	38,945.6
Long-term debt	2,231.6	2,231.2
Deferred income tax liabilities, net	7,308.4	7,291.0
Other liabilities	577.0	560.9
Total Liabilities	54,921.8	49,028.7
Shareholders’ equity	20,554.2	20,340.7
Total Liabilities and Equity	$75,476.0	$69,369.4

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2017	2016
Revenues
Clearing and transaction fees	$792.0	$796.1
Market data and information services	96.8	102.4
Access and communication fees	24.3	21.6
Other	16.2	14.1
Total Revenues	929.3	934.2
Expenses
Compensation and benefits	142.3	131.9
Communications	6.3	6.7
Technology support services	18.7	17.4
Professional fees and outside services	28.6	31.7
Amortization of purchased intangibles	24.0	24.0
Depreciation and amortization	29.4	33.9
Occupancy and building operations	20.1	21.3
Licensing and other fee agreements	33.8	39.0
Other	24.9	54.4
Total Expenses	328.1	360.3
Operating Income	601.2	573.9
Non-Operating Income (Expense)
Investment income	138.9	17.6
Interest and other borrowing costs	(29.8)	(29.8)
Equity in net earnings (losses) of unconsolidated subsidiaries	30.8	26.8
Other non-operating income (expense)	(34.1)	(10.0)
Total Non-Operating Income (Expense)	105.8	4.6
Income before Income Taxes	707.0	578.5
Income tax provision	307.2	210.7
Net Income	$399.8	$367.8
Earnings per Common Share:
Basic	$1.18	$1.09
Diluted	1.18	1.09
Weighted Average Number of Common Shares:
Basic	338,339	337,014
Diluted	339,946	338,549

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	1Q 2016	2Q 2016	3Q 2016	4Q 2016	1Q 2017
Trading Days	61	64	64	63	62
Quarterly Average Daily Volume (ADV)
CME Group ADV (in thousands)

Product Line	1Q 2016	2Q 2016	3Q 2016	4Q 2016	1Q 2017
Interest rate	8,246	6,776	6,791	8,300	9,169
Equity	3,557	2,957	2,876	2,875	2,766
Foreign exchange	944	838	772	883	894
Energy	2,536	2,322	2,294	2,586	2,496
Agricultural commodity	1,206	1,722	1,156	1,193	1,261
Metal	454	468	431	488	512
Total	16,944	15,082	14,319	16,325	17,098
Venue
Electronic	14,713	13,355	12,672	14,375	14,947
Open outcry	1,423	1,075	982	1,130	1,362
Privately negotiated	807	651	665	820	789
Total	16,944	15,082	14,319	16,325	17,098
Average Rate Per Contract (RPC)
CME Group RPC

Product Line	1Q 2016	2Q 2016	3Q 2016	4Q 2016	1Q 2017
Interest rate	$0.501	$0.496	$0.508	$0.491	$0.492
Equity	0.726	0.709	0.676	0.691	0.718
Foreign exchange	0.767	0.798	0.806	0.804	0.823
Energy	1.203	1.168	1.097	1.099	1.130
Agricultural commodity	1.321	1.291	1.335	1.336	1.334
Metal	1.597	1.562	1.542	1.486	1.496
Average RPC	$0.756	$0.782	$0.750	$0.731	$0.731

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2017	2016
Net Income	$399.8	$367.8

Restructuring and severance	1.8	—

Amortization of purchased intangibles	24.0	24.0

Loss on disposal of building assets	—	1.3

Loss and expenses related to sale-leaseback of data center	—	28.6

Foreign exchange transaction losses (gains)[1]	(2.5)	3.9

(Gains) losses on sale of BM&FBOVESPA shares	(86.5)	—

Income tax effect related to above[2]	(8.9)	(20.5)

Other income tax item[3]	87.8	—

Adjusted Net Income	$415.5	$405.1

GAAP Earnings per Common Share:
Basic	$1.18	$1.09
Diluted	1.18	1.09

Adjusted Earnings per Common Share:
Basic	$1.23	$1.20
Diluted	1.22	1.20

Weighted Average Number of Common Shares:
Basic	338,339	337,014
Diluted	339,946	338,549

1. Results include foreign exchange transaction net gains and losses principally related to cash held in British pounds within foreign entities whose functional currency is the U.S. dollar.
2. Income tax effect related to all of the above includes all of the items above except for the tax impact related to the gain on sale of BM&FBOVESPA shares.
3. In conjunction with the final sale of BM&FBOVESPA shares, we reclassified income tax expense from accumulated other comprehensive income to the income tax provision.